UNANIMOUS WRITTEN CONSENT OF THE MEMBERS OF THE BOARD OF DIRECTORS OF IL2M INTERNATIONAL CORP.

The undersigned, constituting all of members of the Board of Directors (the "Board") of **IL2M International Corp.**, a Nevada corporation (the "Corporation"), by written consent pursuant to the authority contained in the corporate laws of the State of Nevada and without the formality of convening a meeting, do hereby adopt the following resolutions by unanimous written consent in accordance with Section 78.320 of the Nevada Revised Statute, to be effective as of the 18th day of January 2023.

WHEREAS, the Board believes that it is in the best interests of the Corporation to accept the resignation of Kristin Simpson-Oloso as President and CEO, Director, Secretary, and Treasurer.

WHEREAS, the Board believes that it is in the best interests of the Corporation to appoint Ambrose O Egbuonu as President and CEO, Director, Secretary, and Treasurer.

NOW THEREFORE,

BE IT RESOLVED, that the Corporation is hereby authorized to accept the resignation of Kristin Simpson-Oloso as President and CEO, Director, Secretary, and Treasurer.

BE IT RESOLVED, that the Corporation is hereby authorized to appoint Ambrose O Egbuonu as President and CEO, Director, Secretary, and Treasurer.

RESOLVED FURTHER, that the Corporation accepts the resignation of Kristin Simpson-Oloso asPresident and CEO, Director, Secretary, and Treasurer.

RESOLVED FURTHER, that the Corporation appoints Ambrose O Egbuonu as President and CEO, Director, Secretary, and Treasurer..

RESOLVED FURTHER, that the officers of the Corporation be and hereby are authorized, empowered and directed to take any and all actions and to execute, deliver and file any and all agreements, instruments and documents as the officer or officers so acting shall determine to be necessary or appropriate to consummate the transactions contemplated by the foregoing resolutions. The taking of such action is to be conclusive evidence that the same was deemed to be necessary or appropriate and was authorized hereby.

The undersigned, constituting the entire Board of Directors, hereby consent to and adopt the foregoing.

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Kristin Simpson-Oloso, President and CEO, Director

Acknowledged by:

Ambrose O. Egbuonu

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Ambrose O Egbuonu, (incoming) President and CEO, Director